UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

REGENEREX PHARMA, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53230	98-0479983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive #177 Las Vegas, NV	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 761-7479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 – Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Kenneth Perry Chief Financial Officer was placed on administrative suspension with pay effective March 31, 2026. Following the Committee’s review and recommendation, the Independent Board of Directors approved the termination of Mr. Perry’s employment for Cause, with notice of such termination delivered on May 2, 2026.

On April 27, 2026 the Board of Directors (the “Board”) of (the “Company”), acting upon the recommendation of its Governance and Nominating Committee (the “Committee”), determined that the conduct of the Company’s Chief Financial Officer, Kenneth Perry, constituted a material and continuing breach of his Employment Agreement and satisfied the definition of “Cause” as set forth therein.

The Committee, which is comprised of three independent advisors, conducted a comprehensive review of relevant materials, including audit-related findings, Board records, and documented communications. Upon completion of its review, the Committee submitted its findings and formal recommendation to the independent members of the Board. A meeting of the independent members of the Board was held on April 27, 2026, at which two of the three directors were present. The Company’s Chief Executive Officer recused himself from all deliberations and decisions related to this matter.

In connection with the foregoing, on April 1, 2026, the Board appointed Don E. Ray to serve as Interim Chief Financial Officer of the Company. Mr. Ray’s appointment is for an initial term of 90 days.

Contact: Regenerex Pharma, Inc.

Company Ph: 877-761-RGPX (7479)

Investor Relations Ph: (305) 927-5191

Email: investors@regenerexpharmainc.com

regenerexpharmainc.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

	By:	/s/ Greg Pilant
Date: May 6, 2026	Name:	Greg Pilant
	Title:	Chief Executive Officer